EXHIBIT 99.1

ENERGEN CORPORATION
605 Richard Arrington Jr. Blvd. N.
Birmingham, AL 35203-2707

For Release: 4:30 p.m. ET	Analyst/Investor Contact:	Julie S. Ryland, 205-326-8421
Monday, June 19, 2017	Media Contacts:	Jamie S. Moser, 212-895-8642 or
Matthew Sherman, 212-895-8665

ENERGEN RAISES 2017 PRODUCTION GUIDANCE ON STRENGTH OF GEN 3 FRAC PERFORMANCE
2017 Production Now Estimated to Increase Approximately 29% from Prior Year
Energen Board Unanimously Supports Continued Execution of Company’s Business Plan

BIRMINGHAM, Alabama – Energen Corporation (NYSE: EGN) today announced that it is raising its 2017 production guidance on the continued strength of results from wells completed with the Generation 3 frac design. In light of this performance, and following an in-depth review of the company’s business plan, strategic alternatives, and the macroeconomic backdrop of the energy industry, the Board of Directors of Energen also announced that it has unanimously determined that continuing to execute the company’s business plan is the best path to enhancing shareholder value.

Energen Raises CY17 Production Guidance
As Energen successfully implements its 2017 drilling and development program, management has continued to closely monitor results of new wells completed with its Gen 3 frac design and has seen the production impact on two-thirds of the second quarter. Given continued Gen 3 outperformance, the company today is raising its total 2017 production estimate to 70.2 mboepd, or 5.9 percent higher than prior guidance. This brings the company’s year-over-year production growth to an estimated 29 percent (prior guidance was 21 percent). Energen’s 2017 drilling and development capital expenditure guidance remains unchanged at $850-$900 million.

“As we observe the wells turned to production in the 2nd quarter, we continue to achieve excellent results attributable to our Generation 3 frac design,” said Energen Chairman and Chief Executive Officer James

McManus. “With early results from these wells, we now have data on the impact of Gen 3 fracs in all key areas of our 2017 drilling and development program.

“We are very excited by the performance we are achieving,” McManus said. “Importantly, it supports our view that 2017 is a breakout year for Energen that underscores our top-tier assets and solid execution.”

Enhancing Shareholder Value
With input from financial advisors J.P. Morgan and Tudor Pickering Holt & Co., the Energen Board reviewed its strategic alternatives and unanimously concluded that the best way to enhance shareholder value is continued execution of the company’s business plan. This examination took into consideration input from numerous shareholders and analyzed Energen’s top-tier assets, its improving execution, and the broader macroeconomic and commodity price environment.

“Over the last several years, Energen has taken decisive actions to reduce leverage, enhance operating margins, and position the company as a pure-play Permian Basin oil and gas exploration and production company,” said McManus. “At the same time, we have remained focused on further optimization of well performance and returns through continued evolution of frac designs and well spacing across multiple formations. We continue to drive enhanced returns through operational efficiency, as demonstrated by significant declines in our per-unit expenses.

“With a high-quality asset base, a strong balance sheet, and an experienced and capable workforce, Energen is well-positioned for growth and shareholder value creation,” McManus added. “Energen is committed to maintaining both a robust dialogue with its shareholders and an open mind with respect to value creation opportunities, now and in the future.”

CY17 Quarterly Guidance
The largest increase in quarterly guidance is approximately 14% in 2Q17, the quarter in which 41 gross and net horizontal, operated wells completed with Gen 3 fracs are estimated to be turned to production; in quarters 3 and 4, approximately 30 gross/29 net wells and 32 gross/26 net wells, respectively, are estimated to be turned to production. Energen’s 4Q17 exit rate is now estimated to be 53 percent higher than the 4Q16 exit rate; prior guidance was 47 percent.

Revised Production Guidance (mboepd)

By Basin	1Q17a	2Q17e	3Q17e	4Q17e	CY17e
Midland Basin	31.8	40.5	40.6	42.1	38.8
Delaware Basin	12.8	22.9	26.2	31.9	23.5
Central Basin Platform/Other	8.3	7.7	8.0	7.8	8.0
Total	52.8	71.1	74.8	81.9	70.2
Note: Totals may not sum due to rounding

By Commodity	1Q17a	2Q17e	3Q17e	4Q17e	CY17e
Oil	33.3	44.9	47.9	53.4	44.9
NGL	8.9	12.8	12.9	13.7	12.1
Gas	10.6	13.5	13.9	14.7	13.2
Total	52.8	71.1	74.8	81.9	70.2
Note: Totals may not sum due to rounding
Energen Corporation is an oil-focused exploration and production company with operations in the Permian Basin in west Texas and New Mexico. For more information, go to www.energen.com.

FORWARD LOOKING STATEMENTS: All statements, other than statements of historical fact, appearing in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements about our expectations, beliefs, intentions or business strategies for the future, statements concerning our outlook with regard to the timing and amount of future production of oil, natural gas liquids and natural gas, price realizations, the nature and timing of capital expenditures for exploration and development, plans for funding operations and drilling program capital expenditures, the timing and success of specific projects, operating costs and other expenses, proved oil and natural gas reserves, liquidity and capital resources, outcomes and effects of litigation, claims and disputes and derivative activities. Forward-looking statements may include words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “foresee”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “seek”, “will” or other words or expressions concerning matters that are not historical facts. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. Except as otherwise disclosed, the forward-looking statements do not reflect the impact of possible or pending acquisitions, investments, divestitures or restructurings. The absence of errors in input data, calculations and formulas used in estimates, assumptions and forecasts cannot be guaranteed. We base our forward-looking statements on information currently available to us, and we undertake no obligation to correct or update these statements whether as a result of new information, future events or otherwise. Additional information regarding our forward‐looking statements and related risks and uncertainties that could affect future results of Energen, can be found in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website - www.energen.com.

CAUTIONARY STATEMENTS: The SEC permits oil and gas companies to disclose in SEC filings only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. Outside of SEC filings, we use the terms “estimated ultimate recovery” or “EUR,” reserve or resource “potential,” “contingent resources” and other descriptions of volumes of non-proved reserves or resources potentially recoverable through additional drilling or recovery techniques. These estimates are inherently more speculative than estimates of proved reserves and are subject to substantially greater risk of actually being realized. We have not risked EUR estimates, potential drilling locations, and resource potential estimates. Actual locations drilled and quantities that may be ultimately recovered may differ substantially from estimates. We make no commitment to drill all of the drilling locations that have been attributed these quantities. Factors affecting ultimate recovery include the scope of our on-going drilling program, which will be directly affected by the availability of capital, drilling, and production costs, availability of drilling and completion services and equipment, drilling results, lease expirations, regulatory approvals, and geological and mechanical factors. Estimates of unproved reserves, type/decline curves, per-well EURs, and resource potential may change significantly as development of our oil and gas assets provides additional data. Additionally, initial production rates contained in this news release are subject to decline over time and should not be regarded as reflective of sustained production levels.